Exhibit 99.3
EV Energy Partners, L.P.
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2006
(in thousands)

	Historical Combined	Pro Forma Adjustments	Pro Forma Combined
Revenues:
Oil and natural gas revenues	$39,927	$86,293	$126,220
Gain on derivatives, net	2,253	2,463	4,716
Transportation and marketing — related revenues	5,729	12,481	18,210
Total revenues	47,909	101,237	149,146

Operating costs and expenses:
Lease operating expenses	7,578	23,828	31,406
Cost of purchased natural gas	5,013	11,624	16,637
Production taxes	294	2,841	3,135
Exploration expenses	1,061	-	1,061
Dry hole costs	354	-	354
Impairment of unproved oil and natural gas properties	90	-	90
Asset retirement obligations accretion expense	218	396	614
Depreciation, depletion and amortization	5,568	19,065	24,633
General and administrative expenses	3,492	417	3,909
Management fees	42	100	142
Total operating costs and expenses	23,710	58,271	81,981

Operating income	24,199	42,966	67,165

Other income (expense), net	1,387	(4,216)	(2,829)

Income before income taxes and equity in income of affiliates	25,586	38,750	64,336

Income taxes	(5,809)	-	(5,809)

Equity in income of affiliates	164	-	164

Net income	$19,941	$38,750	$58,691

See accompanying notes to unaudited pro forma combined financial statements.

EV Energy Partners, L.P.
Unaudited Pro Forma Combined Statement of Operations
For the Six Months Ended June 30, 2007
(in thousands)

	Historical Combined	Pro Forma Adjustments	Pro Forma Combined
Revenues:
Oil and natural gas revenues	$27,831	$29,248	$57,079
Gain on derivatives, net	1,694	-	1,694
Transportation and marketing-related revenues	5,620	2,970	8,590
Total revenues	35,145	32,218	67,363

Operating costs and expenses:
Lease operating expenses	6,521	7,959	14,480
Cost of purchased natural gas	4,886	2,552	7,438
Production taxes	852	772	1,624
Asset retirement obligations accretion expense	214	159	373
Depreciation, depletion and amortization	5,536	7,961	13,497
General and administrative expenses	3,731	25	3,756
Total operating costs and expenses	21,740	19,428	41,168

Operating income	13,405	12,790	26,195

Other income (expense), net	(4,050)	(154)	(4,204)

Net income	$9,355	$12,636	$21,991
General partner’s interest in net income	$187		$440
Limited partners’ interest in net income	$9,168		$21,551
Net income per limited partner unit:
Common units (basic and diluted)	$0.84		$1.44
Subordinated units (basic and diluted)	$0.84		$1.44
Weighted average limited partner units outstanding:
Common units (basic and diluted)	7,756		11,839
Subordinated units (basic and diluted)	3,100		3,100

See accompanying notes to unaudited pro forma combined financial statements.

EV Energy Partners, L.P.
Notes to Unaudited Pro Forma Consolidated/Combined Financial Statements

1. GENERAL

EV Energy Partners, L.P. (“we,” “our” or “us”) is a publicly held limited partnership that engages in the acquisition, development and production of oil and natural gas properties. We consummated the acquisition of our predecessors and an initial public offering of our common units effective October 1, 2006. Our general partner is EV Energy GP, L.P., a Delaware limited partnership, and the general partner of our general partner is EV Management, LLC, a Delaware limited liability company.

The accompanying unaudited pro forma combined financial statements give effect to the January 2007 acquisition of oil and natural gas properties in Michigan (the “Michigan acquisition”), the March 2007 acquisition of natural gas properties in Louisiana (the “Monroe acquisition”) and the June 2007 acquisition of oil and natural gas properties from Anadarko Petroleum Corporation (the “Austin Chalk Operations acquisition”). The unaudited pro forma combined statement of operations for the year ended December 31, 2006 is based on our historical financial statements for the three months ended December 31, 2006, the historical financial statements of our predeccessors for the nine months ended September 30, 2006, and the historical combined statements of revenues and direct operating expenses of the Austin Chalk Operations acquisition for the year ended December 31, 2006.

2. UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS FOR THE YEAR ENDED DECEMBER 31, 2006

The following table summarizes unaudited pro forma combined statement of operations adjustments:

Revenues:	(a)	(b)	(c)	(d)	Pro Forma Adjustments
Oil and natural gas revenues	$36,629	$49,664	$-	$-	$86,293
Gain on derivatives, net	2,463	-	-	-	2,463
Transportation and marketing—related revenues	12,481	-	-	-	12,481
Total revenues	51,573	49,664	-	-	101,237

Operating costs and expenses:
Lease operating expenses	10,547	13,281	-	-	23,828
Cost of purchased natural gas	11,624		-	-	11,624
Production taxes	757	2,084			2,841
Exploration expenses	-	-	-	-	-
Dry hole costs	-	-	-	-	-
Impairment of unproved oil and natural gas properties	-	-	-	-	-
Asset retirement obligations accretion expense	169	-	227	-	396
Depreciation, depletion and amortization	6,510	-	12,555	-	19,065
General and administrative expenses	417	-	-	-	417
Management fees	100	-	-	-	100
Total operating costs and expenses	30,124	15,365	12,782	-	58,271

Operating income	21,449	34,299	(12,782)	-	42,966

Other income (expense), net	10	-	-	(4,226)	(4,216)

Income before income taxes and equity in income of affiliates	21,459	34,299	(12,782)	(4,226)	38,750

Income taxes	-	-	-	-	-

Equity in income of affiliates	-	-	-	-	-

Net income	$21,459	$34,299	$(12,782)	$(4,226)	$38,750

EV Energy Partners, L.P.
Notes to Unaudited Pro Forma Consolidated/Combined Financial Statements (continued)

(a)	Reflects the combined pro forma financial statements for the year ended December 31, 2006 for the Michigan acquisition and the Monroe acquisition.

(b)	Reflects the historical revenues and direct operating expenses of the Austin Chalk Operations acquisition for the year ended December 31, 2006.

(c)	Reflects incremental depletion expense and accretion expense related to the Austin Chalk Operations acquisition.

(d)	Reflects incremental interest expense incurred on the credit facility borrowings to finance the Michigan acquisition, the Monroe acquisition and the Austin Chalk Operations acquisition.

3. UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2007

The following table summarizes unaudited pro forma combined statement of operations adjustments:

Revenues:	(e)	(f)	(g)	(h)	Pro Forma Adjustments
Oil and natural gas revenues	$5,512	$23,736	$-	$-	$29,248
Gain on derivatives, net	-	-	-	-	-
Transportation and marketing-related revenues	2,970	-	-	-	2,970
Total revenues	8,482	23,736	-	-	32,218

Operating costs and expenses:
Lease operating expenses	1,764	6,195	-	-	7,959
Cost of purchased natural gas	2,552	-	-	-	2,552
Production taxes	68	704	-	-	772
Asset retirement obligations accretion expense	46	-	113	-	159
Depreciation, depletion and amortization	1,221	-	6,740	-	7,961
General and administrative expenses	25	-	-	-	25
Total operating costs and expenses	5,676	6,899	6,853	-	19,428

Operating income	2,806	16,837	(6,853)	-	12,790

Other income (expense), net	-	-	-	(154)	(154)

Net income	$2,806	$16,837	$(6,853)	$(154)	$12,636

(e)	Reflects the combined pro forma financial statements for the six months ended June 30, 2007 for the Michigan acquisition and the Monroe acquisition.

(f)	Reflects the historical revenues and direct operating expenses of the Austin Chalk Operations acquisition for the six months ended June 30, 2007.

(g)	Reflects incremental depletion expense and accretion expense related to the Austin Chalk Operations acquisition.

(h)	Reflects incremental interest expense incurred on the credit facility borrowings to finance the Michigan acquisition, the Monroe acquisition and the Austin Chalk Operations acquisition.